UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2014

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12626 High Bluff Drive, Suite 150
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)          On September 1, 2014, director Peter Kenny provided notice to Imprimis Pharmaceuticals, Inc. (the “Company”) of his resignation from the Board of Directors of the Company for personal reasons, effective as of that date. Mr. Kenny’s resignation is not due to any disagreement with the Company. In connection with Mr. Kenny’s resignation, he is also declining to stand for re-election to the Company’s Board of Directors at the Company’s 2014 annual stockholder meeting to be held on September 4, 2014.

Item 8.01 Other Events

On September 3, 2014, director nominee William A. Koefoed, Jr. provided notice to the Company that he is declining to stand for election to the Company’s Board of Directors at the Company’s 2014 annual stockholder meeting to be held on September 4, 2014. Mr. Koefoed, who is not a director of the Company but was nominated for election at the 2014 annual stockholder meeting, decided to withdraw from election to the Company’s Board of Directors for personal reasons and not due to any disagreement with the Company.

The Company’s Board of Directors does not expect to designate any substitute director nominees for election in place of Mr. Kenny or Mr. Koefoed at its 2014 annual stockholder meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: September 3, 2014	By:	/s/ Mark L. Baum
	Name:	Mark L. Baum
	Title:	Chief Executive Officer